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                                                                   Exhibit 10.20

               SEVERANCE PROTECTION AND NON-COMPETITION AGREEMENT
               --------------------------------------------------

  THIS SEVERANCE PROTECTION AND NON-COMPETITION AGREEMENT (the "Agreement") made as of November 1, 1998, by and between ABC BANCORP (the "Company"), a Georgia corporation, and W. EDWIN LANE, JR. (the "Executive"), an individual resident of the State of Georgia.

  WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is essential and in the best interest of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control (as hereinafter defined) and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security;

  WHEREAS, in order to induce the Executive to remain in the employ of the Company in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control and to provide the Executive with certain other benefits whether or not the Executive's employment is terminated; and

  WHEREAS, in consideration for the benefits provided to the Executive hereunder and as an inducement to the Company providing such benefits, the Executive agrees that it is reasonable and fair to enter into certain restrictive covenants as hereinafter set forth.

  NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

  1.  Term of Agreement.  This Agreement shall commence as of November 1, 1998
      -----------------
and shall continue in effect until November 1, 1999; provided, however, that
                                                     --------  -------
commencing on November 1, 1999, and on each November 1 thereafter, the term of this Agreement shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any such
                    --------  -------  -------
notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twelve (12) months after the occurrence of a Change in Control.

  2.  Definitions.
      -----------

      2.1.  Accrued Compensation.  For purposes of this Agreement, "Accrued
            --------------------
Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including, without limitation, (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination
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Date, (iii) vacation pay, and (iv) bonuses and incentive compensation (other than the "Pro Rata Bonus" (as hereinafter defined)).

      2.2.  Base Amount. For purposes of this Agreement, "Base Amount" shall
            -----------
mean the greater of the Executive's annual base salary (a) at the rate in effect on the Termination Date or (b) at the highest rate in effect at any time during the ninety (90) day period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

      2.3.  Bonus Amount. For purposes of this Agreement, "Bonus Amount" shall
            ------------
mean the average of the annual bonuses paid or payable to the Executive during the three (3) full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive).

      2.4.  Cause. For purposes of this Agreement, a termination of employment
            -----
is for "Cause" if the Executive has been convicted of a felony or a felony prosecution has been brought against the Executive or if the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty
(30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, that
                                                         --------  -------
(i) where the Executive has been terminated for Cause because a felony prosecution has been brought against him and no conviction or plea of guilty or plea of nolo contendere or its equivalent results therefrom, then said termination shall no longer be deemed to have been for Cause and the Executive shall be entitled to all the benefits provided by Section 3.1(b) hereof from and after the date on which the prosecution of the Executive has been dismissed or a judgement of acquittal has been entered, whichever shall first occur; and (ii) no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company.

      2.5.  Change in Control. For purposes of this Agreement, a "Change in
            -----------------
Control" shall have occurred if:

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            (a) a majority of the directors of the Company shall be persons other than persons: (A) for whose election proxies shall have been solicited by the Board, or (B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships;

            (b) a majority of the outstanding voting power of the Company shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto) by any person (other than the Company, a subsidiary of the Company or the Executive) or Group (as defined below), which Group does not include the Executive; or

            (c) there shall have occurred:

                (A) a merger or consolidation of the Company with or into
            another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger or consolidation in which
            (aa) the holders of voting stock of the Company immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent and (bb) all holders of each outstanding class or series of voting stock of the Company immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of the Company as all other holders of such class or series);

                (B) a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities or other property;

                (C) the sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or

                (D) the liquidation or dissolution of the Company;

            unless more than twenty-five percent (25%) of the voting stock (or the voting equity interest) of the surviving corporation or the corporation or other entity acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or of the Company or its resulting parent corporation (in the case of a statutory share exchange) is beneficially owned by the Executive or a Group that includes the Executive.

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  2.6.   Group.  For purposes of this Agreement, "Group" shall mean any two or
         -----
more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company.

  2.7.   Company.  For purposes of this Agreement, "Company" shall mean ABC
         -------
Bancorp and shall include each of its subsidiaries and its "Successors and Assigns" (as hereinafter defined).

  2.8.   Disability.  For purposes of this Agreement, "Disability" shall mean a
         ----------
physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

  2.9.   Good Reason.
         -----------

         2.9.1. For purposes of this Agreement, "Good Reason" shall mean a good faith determination by the Executive, in the Executive's sole and absolute judgment, that any one or more of the following events has occurred, without the Executive's express written consent, after a Change in Control:

            (a) a change in the Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of the Executive from, or any failure to re-elect the Executive to, any of such positions which has the effect of diminishing the Executive's responsibility or authority;

            (b) a reduction by the Company in the Executive's base salary as in effect immediately prior to the Change of Control or as the same may be increased from time to time or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which the Executive is covered immediately prior to the Change of Control which adversely affects the Executive;

            (c) the Company requires the Executive to be based anywhere other than within fifty (50) miles of the Executive's job location at the time of the Change of Control, provided that if the Executive's job location at such time is not within fifty (50) miles of the Company's principal executive offices, then the Company may thereafter require the Executive to be based within such fifty (50) mile radius without such event constituting Good Reason hereunder;

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            (d) without replacement by a plan providing benefits to the
         Executive equal to or greater than those discontinued, the failure by the Company to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident disability, or any other employee benefit plan, program or arrangement, in which the Executive is participating at the time of the Change of Control, or the taking of any action by the Company that would adversely affect the Executive's participation or materially reduce the Executive's benefits under any of such plans;

            (e) the taking of any action by the Company that would materially adversely affect the physical conditions existing at the time of the Change of Control in or under which the Executive performs his employment duties, provided that the Company may take action with respect to such conditions after a Change in Control so long as such conditions are at least commensurate with the conditions in or under which an officer of the Executive's status would customarily perform his employment duties; or

            (f) a material change in the fundamental business philosophy, direction, and precepts of the Company and its subsidiaries, considered as a whole, as the same existed prior to the Change of Control.


         2.9.2 Any event described in subsection 2.9.1 (a) through (f) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (A) was at the request of a third party who has indicated an intention, or taken steps reasonably calculated, to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes hereof, notwithstanding that it occurred prior to a Change in Control.

         2.9.3 The Executive's right to terminate his employment pursuant to this Section 2.9 shall not be affected by his incapacity due to physical or mental illness.

  2.10.  Notice of Termination.  For purposes of this Agreement, "Notice of
         ---------------------
Termination" shall mean a written notice of termination from the Company, following a Change in Control, of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

  2.11.  Pro Rata Bonus.  For purposes of this Agreement, "Pro Rata Bonus" shall
         --------------
mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

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  2.12.  Successors and Assigns.  For purposes of this Agreement, "Successors
         ----------------------
and Assigns" shall mean a corporation or other entity acquiring all of substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

  2.13.  Termination Date.  For purposes of this Agreement, "Termination Date"
         ----------------
shall mean in the case of the Executive's death, his date of death, in the case of Good Reason, the last day of employment, and in all other cases, the date specified in the Notice of Termination; provided, however, that if the
                                        --------  -------
Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days.

  3.     Termination of Employment.
         -------------------------

         3.1.  Severance Benefits.  If, during the term of this Agreement, the
               ------------------
Executive's employment with the Company shall be terminated within twelve (12) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

               (a) If the Executive's employment with the Company shall be terminated (i) by the Company for Cause or Disability, (ii) by reason of the Executive's death, or (iii) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation and, if such termination is by the Company other than for Cause, a Pro Rata Bonus.

               (b) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3.1(a), the Executive shall be entitled to the following:

                   (i) the Company shall pay the Executive all Accrued
               Compensation and a Pro-Rata Bonus;

                   (ii) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date an amount in cash equal to one times the sum of
               (A) the Base Amount and (B) the Bonus Amount;

                   (iii) for a number of months equal to twelve (12) (the
               "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits generally provided to the Company's non-executive salaried employees at any time during the 90-day period prior to the Change in Control or at any time thereafter. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant

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

               to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits;


                   (iv) the Company shall pay an amount in cash equal to the
               excess, if any, of (A) the Supplemental Retirement Benefit (as defined below) had (w) the Executive remained employed by the Company for an additional one (1) complete year of credited service, (x) his annual compensation during such period been equal to his Base Salary and the Bonus Amount, (y) the Company made employer contributions to each defined contribution plan, if any, in which the Executive was a participant at the Termination Date (in an amount equal to the amount of such contribution for the plan year immediately preceding the Termination Date) and (z) he been fully (100%) vested in his benefit under each retirement plan, if any, in which the Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit, if any, the Executive is actually entitled to receive under such retirement plans. For purposes of this subsection
               (iv), the "Supplemental Retirement Benefit" shall mean the lump sum actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company's supplemental and other retirement plans, if any; and

                   (v) the restrictions on any outstanding incentive awards
               (including restricted stock and granted performance shares or units) under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all performance units granted to the Executive shall become 100% vested, provided that to the extent that all or any part of any such incentive award or stock option or stock appreciation right or performance unit is not exercisable or does not vest within four (4) years from the Termination Date, then to that extent (but only to that extent) there shall be no acceleration of vesting or lapse of restrictions under this Section 3.1(b)(v).

               (c) The amounts provided for in Sections 3.1(a) and 3.1(b)(i),
         (ii) and (iv) shall be paid in twelve (12) equal monthly payments (without interest) on the first day of each month commencing on the first day of the month immediately following Executive's Termination Date.

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               (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(b)(iii).

         3.2   Payments in Lieu of Other Severance Benefits. The severance pay
               --------------------------------------------
and benefits provided for in this Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

         3.3   Other Compensation and Benefits. The Executive's entitlement to
               -------------------------------
any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

  4.  Notice of Termination.  Following a Change in Control, any purported
      ---------------------
termination of the Executive's employment by the Company shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

  5.  Excess Parachute Payments.
      -------------------------

      5.1  Excise Tax. Notwithstanding anything contained herein to the
           ----------
contrary, if any portion of the payments and benefits provided hereunder and benefits provided to, or for the benefit of, the Executive under any other plan or agreement of the Company (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or would be nondeductible by the Company pursuant to Section 280G of the Code, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax or shall be nondeductible by the Company pursuant to Section 280G of the Code (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

      5.2  Excise Tax Determination.  An initial determination as to whether the
           ------------------------
Payments shall be reduced to the Limited Payment Amount pursuant to the Plan and the amount of such Limited Payment Amount shall be made by an accounting firm at the Company's expense

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selected by the Company which is designated as one of the six largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within thirty (30) days of the Termination Date, if applicable, and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 5.3 below.

      5.3  Excess Payment.  As a result of the uncertainty in the application of
           --------------
Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Executive either have been made or will not be made by the Company which, in either case, will be inconsistent with the limitations provided in Section 5.1 (hereinafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand (but not less than ten (10) days after written notice is received by the Executive), together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Executive's satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Executive within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Executive until the date of payment.

  6.  One Million Dollar Deduction Limit.
      ----------------------------------

      6.1  Section 162(m).  Notwithstanding anything contained herein to the
           --------------
contrary, if any portion of the Payments would be nondeductible by the Company pursuant to Section 162(m) of the Code, the Payments to be made to the Executive in any taxable year of the Company shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to the Executive in such taxable year of the Company shall be nondeductible by the Company pursuant to Section 162(m) of the Code. The amount by which any Payment is reduced pursuant to the immediately preceding sentence, together with interest thereon at the Applicable Federal Rate, shall be paid by the Company to the Executive on or before the fifth business day of the immediately succeeding taxable year of the Company, subject to the application of the limitations of the immediately preceding sentence and Section 5 hereof. Unless

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

the Executive shall have given prior written notice specifying a different order to the Company to effectuate this Section 6, the Company shall reduce or eliminate the Payments in any one taxable year of the Company by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Section 162(m) Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

      6.2   Section 162(m) Determination.  The determination as to whether the
            ----------------------------
Payments shall be reduced pursuant to Section 6.1 hereof and the amount of the Payments to be made in each taxable year after the application of Sections 6.1 hereof shall be made by the Accounting Firm at the Company's expense. The Accounting Firm shall provide its determination (the "Section 162(m) Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within thirty (30) days of the Termination Date. The Section 162(m) Determination shall be binding, final and conclusive upon the Company and the Executive.

  7.  Restrictive Covenants.
      ---------------------

      7.1  Additional Consideration. The Executive acknowledges that (i) the
           ------------------------
Company separately bargained and paid additional consideration for the restrictive covenants herein; and (ii) the Company has provided certain benefits to the Executive hereunder in reliance on such covenants in view of the unique and essential nature of the services the Executive performs or will perform on behalf of the Company and the irreparable injury that would befall the Company should the Executive breach such covenants.

      7.2  Uniqueness of Services.  The Executive further acknowledges that his
           ----------------------
services are of a special, unique and extraordinary character and that his position with the Company places or will place him in a position of confidence and trust with employees of the Company and with the Company's other constituencies and allows him or will allow him access to Confidential Information (as hereinafter defined).

      7.3  Reasonableness of Restrictions. The Executive further acknowledges
           ------------------------------
that the type and periods of restrictions imposed by the covenants in this
Section 7 are fair and reasonable and that such restrictions will not prevent the Executive from earning a livelihood.

      7.4  Business of Company.  The Executive further acknowledges that (a) the
           -------------------
Company, together with its subsidiaries, is engaged in the commercial banking business; (b) the Company conducts its business activity in and throughout the Area (as hereinafter defined); and (c) Competing Businesses (as hereinafter defined) are engaged in businesses like and similar to the business of the Company.

      7.5  Covenants. Having acknowledged the foregoing, the Executive covenants
           ---------
and agrees with the Company that he will not, directly or indirectly:

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

           (a) while he is in the Company's employ and through the period ending one (1) year after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), disclose or use or otherwise exploit for his own benefit, or the benefit of any other person, except as may be necessary in the performance of his duties hereunder, any Confidential Information disclosed to the Executive or of which the Executive became aware by reason of his employment with or ownership in the Company;

           (b) while he is in the Company's employ and through the period ending one (1) year after the termination of his employment for Cause or Disability, solicit or divert or appropriate to any Competing Business, directly or indirectly, on his own behalf or in the service of or on behalf of any Competing Business, or attempt to solicit or divert or appropriate to any such Competing Business, within the Area, any person or entity who or which was a customer of the Company at any time during the last twelve (12) months of the Executive's employment hereunder and with whom the Executive had contact during the term of his employment;

           (c) while he is in the Company's employ and through the period ending one (1) year after the termination of his employment for Cause or Disability, employ or attempt to employ or assist anyone else in employing in any Competing Business in the Area any officer, managerial or executive employee of the Company (whether or not such employment is full time or is pursuant to a written contract with the Company); and

           (d) while he is in the Company's employ and through the period ending one (1) year after the termination of his employment for Cause or Disability, engage in or render any services to, or be employed by, any Competing Business in the Area in the capacity of officer, managerial or executive employee, director, consultant or shareholder (other than as the owner of less than one (1%) percent of the shares of a publicly-owned corporation whose shares are traded on a national securities exchange or in the over-the-counter market); provided, however, that this subsection
      (iv) shall not prohibit or otherwise restrict the Executive from accepting employment with a bank holding company that has a banking subsidiary within the Area so long as the principal offices of such holding company are outside the Area and the Executive's place of employment is also outside the Area.

      7.6  Return of Documents. The Executive agrees that upon the termination
           -------------------
of his employment for any reason whatsoever (whether voluntarily or involuntarily) he will not take with him or retain without written authorization, and he will promptly deliver to the Company, originals and all copies of all papers, files or other documents containing any Confidential Information and all other property belonging to the Company and in his possession or under his control.

      7.7  Area. For purposes of this Section 7, the term (a) "Area" means a
           ----
fifty (50) mile radius of the Company's main office or the main office of any of its subsidiaries; (b) "Competing Business" means the commercial banking business; and (c) "Confidential Information" means any and all data and information relating to the business of the Company (whether or not constituting a trade secret) that is, has been or will be disclosed to the Executive or of which the Executive became or becomes aware as a consequence of or through his relationship with the Company and that has value to the Company and is not generally known by its competitors; provided, however, that no information will
                                    --------  -------
be deemed confidential unless it has been reduced to writing and marked clearly and conspicuously as confidential information, or it is otherwise treated by the Company as confidential. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made without authorization by the Company), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Confidential Information includes, but is not limited to, information relating to the Company's financial affairs, processes, services, customers, employees or employees' compensation, accounting or marketing.

      7.8  Injunctive Relief. The Executive acknowledges that irreparable loss
           -----------------
and injury would result to the Company upon the breach of any of the covenants contained in this Section 7 and that damages arising out of such breach would be difficult to ascertain. The Executive hereby agrees that, in addition to all other remedies provided at law or at equity, the Company may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by the Executive of any covenant contained in this Section 7.

  8.  Successors; Assignability.
      -------------------------

      8.1  Binding Agreement. This Agreement shall be binding upon and shall
           -----------------
inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

      8.2  No Assignment.  Neither this Agreement nor any right or interest
           -------------
hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution.

  9.  Fees and Expenses.  The Company shall pay all legal fees and related
      -----------------
expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, without limitation, any such fees and expenses incurred in connection with the Dispute) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, and (c) the Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement; provided, however, that the circumstances set forth in clauses (a)
           --------  -------
and (b) of this Section 9 (other than as a result of the Executive's termination of employment under circumstances described in Section 2.9.2) occurred on or after a Change in Control.

  10. Notice.  For the purposes of this Agreement, notices and all other
      ------
communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

  11. Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
      -------------------------
limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

  12. Settlement of Claims.  The Company's obligation to make the payments
      --------------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

  13. Miscellaneous.  No provision of this Agreement may be modified, waived or
      -------------
discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

  14. Governing Law.  This Agreement shall be governed by and construed and
      -------------
enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

  15. Severability.  The provisions of this Agreement shall be deemed severable
      ------------
and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the provisions hereof.

  16. Entire Agreement.  This Agreement constitutes the entire agreement
      ----------------
between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

  17. Construction.  Whenever the context requires, words used in the singular
      ------------
shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.



                             [SIGNATURES NEXT PAGE]

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


  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the Executive has executed, sealed and delivered this Agreement, all as of the day and year first above written.

                                    ABC BANCORP

[CORPORATE SEAL]

                               By:  /s/ Kenneth J. Hunnicutt
                                    ------------------------
ATTEST:                             Name:  Kenneth J. Hunnicutt
                                    Title: President & Chief Executive Officer
/s/ Sara R. Hall
-------------------------
Secretary
Sara Hall, Vice President


                                    /s/ W. Edwin Lane, Jr.          (SEAL)
                                    --------------------------------
                                    W. EDWIN LANE, JR.
                                    Executive Vice President &
                                    Chief Financial Officer

                                       15